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                            THE HERTZ CORPORATION          EXHIBIT 10(iii)(A)(g)
                     EXECUTIVE INCENTIVE COMPENSATION PLAN


PURPOSE


The Hertz Corporation's Executive Incentive Compensation Plan (hereinafter referred to as the "EICP") is intended to reward executives and key managers whose performance can materially influence the annual growth and profitability of the corporation.

ADMINISTRATION


The EICP will be administered by senior officers of The Hertz Corporation ("Hertz"), in accordance with the terms and conditions of the EICP. The Chairman of the Board and Chief Executive Officer of Hertz (the "Hertz CEO"), subject to the review and approval of The Hertz Corporation Compensation Committee, shall be authorized to interpret the EICP following such rules and regulations as Hertz may from time to time adopt. Performance criteria, award opportunities and payments are subject to the review and approval of The Hertz Corporation Compensation Committee.

PARTICIPATION


Participation, which will be designated by Hertz, is restricted to two employee groups of Hertz and its operating units: Executive and Key Management.

Designation as a participant in the EICP for any year shall not be construed as conferring any right to continued employment with Hertz or to continued participation in the EICP in any subsequent year.

AWARD OPPORTUNITIES


Hertz will approve a target incentive award opportunity for each participant which shall be expressed as a percentage of the participant's annual salary during the EICP year. No participant may receive an award payment in any year which exceeds twice his target award opportunity.

PLAN PROVISIONS


Participants will be measured on either Hertz' results or a combination of Business Unit and Hertz' results, depending on their area of responsibility.





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Plan Provisions  (Cont'd)

The Business Units will be established as follows:

                 A.           Domestic Rent A Car Division
                 B.           Worldwide Rent A Car
                 C.           Hertz Equipment Rental Corporation
                 D.           Hertz Claim Management Corporation
                 E.           Hertz Europe, Ltd.


AWARD DETERMINATIONS


Each year, the senior officers of Hertz will establish measurement criteria for Hertz and each operating business unit based upon the approved Business Plan.
Note: When a contingency has been approved as part of the Business Plan, the Pre-Tax Business Plan without the contingency will prevail, up to 100% of the Target Award. Awards can not exceed 100% of the Target Award unless this is accomplished using the Business Plan with the contingency included.

At year end, based on actual operating results versus the established measurement criteria, Hertz will determine the award payment in accordance with the attached Appendix.

GENERAL FUND


EICP participants may be eligible for an award from the General Fund. The General Fund shall be made up of an amount up to .25% of the actual pre tax income of Hertz.

Eligibility for a General Fund Award is limited to EICP participants who have achieved outstanding accomplishments under difficult or unusual conditions. The General Fund will not be used to supplement earned formula awards.

Distribution of all, any or none of the General Fund shall be at the discretion of the Hertz CEO, subject to the review and approval of The Hertz Corporation Compensation Committee.

AWARD PAYMENTS


All approved EICP Awards will be paid in full in cash, after applicable tax withholding, no later than March 31st of the following year.





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Rights to Award Payments


To be entitled to EICP award payments with respect to any year, a participant must have been a full time employee of Hertz, or any of its operating units, for the entire EICP year, or for such portion of the year which shall remain following Hertz' notification of participation in the EICP with respect to such year. To be eligible for an award, a participant must have at least 3 months active service in the EICP during the EICP year. An exception may be made for employees who transfer into an eligible position from a previously bonusable position. A participant who retires, dies or becomes disabled during the EICP year or if a participant's employment is terminated due to a layoff resulting from a permanent reduction in force, reorganization, realignment, discontinuance of an operation, sale of an operation to another company, lack of work or a location closing, prior to the end of the EICP year, the participant, or his beneficiary or estate, shall receive a prorated EICP payment at the time of regular award distribution. Participants who resign, or who are terminated for cause, prior to the distribution of award payment, will not be eligible for an award.

DEFERRAL OF AWARD PAYMENTS


With Hertz approval, participants will be offered the opportunity of irrevocably deferring the receipt of award payments they may earn with respect to any year during which they were an EICP participant. Such elections to defer receipt of award payments must be made prior to the commencement of service for the EICP year. All deferred awards will be reflected on Hertz's books as general and unsecured obligations of Hertz, and no trust in favor of any participant shall be implied. Hertz shall determine the appropriate rate of interest which shall be credited annually to deferred awards.

AWARD LIMITATION


The maximum amount that may be awarded to all participants assigned to a particular business unit, based upon that Business Unit's performance, may not exceed 3% of the pre-tax income of the Business Unit.

The maximum amount that may be awarded to all participants of Hertz may not exceed the greater of (a) 6% of the pre-tax income of Hertz or (b) the aggregate amount of the Business Unit awards.

EFFECTIVE DATE AND TERM


The EICP is effective January 1, 1994 and shall continue until such time as it shall be amended, suspended or terminated by Hertz.

Hertz reserves the right to modify or suspend in whole or in part, any or all provisions of the EICP.





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                                      -4-

                                   APPENDIX I


                             THE HERTZ CORPORATION



I.               OBJECTIVES

                 Those participants measured on the results of The Hertz Corporation are eligible to earn Awards based on the achievement of the following objectives weighted as indicated.

                 The Hertz Corporation Pre Tax Income60%
                 The Hertz Corporation Return on Equity40%

II.              AMOUNT OF BONUS AWARD

                 The Award is based on performance against assigned objectives. Deviation from the objectives will result in payment of 25% to 200% of the Target Award based on the following scale:


   Total         % of      Total     % of     Total           % of
   Award        Target     Award    Target    Award          Target
   Points       Award     Points    Award     Points         Award
   ------       ------    ------    ------    ------         ------
  Below 70       0          96       90        123             146
        70      25          97       92.5      124             148
        71      27.5        98       95        125             150
        72      30          99       97.5      126             152
        73      32.5       100      100        127             154
        74      35         101      102        128             156
        75      37.5       102      104        129             158
        76      40         103      106        130             160
        77      42.5       104      108        131             162
        78      45         105      110        132             164
        79      47.5       106      112        133             166
        80      50         107      114        134             168
        81      52.5       108      116        135             170
        82      55         109      118        136             172
        83      57.5       110      120        137             174
        84      60         111      122        138             176
        85      62.5       112      124        139             178
        86      65         113      126        140             180
        87      67.5       114      128        141             182
        88      70         115      130        142             184
        89      72.5       116      132        143             186
        90      75         117      134        144             188
        91      77.5       118      136        145             190
        92      80         119      138        146             192
        93      82.5       120      140        147             194
        94      85         121      142        148             196
        95      87.5       122      144        149             198
                                               150 and above   200

           Award points will be rounded to the nearest whole number.





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III.     Award Example



                     Percentage            Points
            Objective          Results     Achievement      Wtg     Achieved
            ---------          -------     -----------      ---     --------
         Pre Tax Income     110,000,000    117,150,000      106.50    60%      63.90
         Return on Equity   19.5  20.6       105.64         40%       42.26

                            Total Points       106.16



In the preceding example 106.16 award points results in an award equal to 112% of the Target Award.

         EXAMPLE
         -------
         Base Salary                 $45,000
         Target Award (5%)             2,250
         Actual Award                  2,520 (112% of Target)





         All calculations for illustrative purposes only.





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                                  APPENDIX II

                                 BUSINESS UNIT

I.       OBJECTIVES

         Those participants measured on the results of a Business Unit are eligible to earn separate awards as follows:

         BUSINESS UNIT
         60% of the Target Award will be based on the achievement of the following Business Unit objectives:

         - Pre Tax Income                      60%
         - Return on Equity                    40%

         THE HERTZ CORPORATION PERFORMANCE
         40% of the Target Award will be based on the achievement of the following Hertz Corporation objectives:

         - Pre Tax Income                      60%
         - Return on Equity                    40%

II.      AMOUNT OF BONUS AWARD

         Each award amount is based on performance against assigned objectives. Deviation from the objectives will result in payment of 25% to 200% of the Target Award based on the following scale:

   Total        % of      Total        % of      Total            % of
   Award       Target     Award       Target     Award           Target
   Points      Award      Points      Award      Points          Award
   ------      ------     ------      ------     ------          ------
  Below 70      0           96         90        123              146
     70        25           97         92.5      124              148
     71        27.5         98         95        125              150
     72        30           99         97.5      126              152
     73        32.5        100        100        127              154
     74        35          101        102        128              156
     75        37.5        102        104        129              158
     76        40          103        106        130              160
     77        42.5        104        108        131              162
     78        45          105        110        132              164
     79        47.5        106        112        133              166
     80        50          107        114        134              168
     81        52.5        108        116        135              170
     82        55          109        118        136              172
     83        57.5        110        120        137              174
     84        60          111        122        138              176
     85        62.5        112        124        139              178
     86        65          113        126        140              180
     87        67.5        114        128        141              182
     88        70          115        130        142              184
     89        72.5        116        132        143              186
     90        75          117        134        144              188
     91        77.5        118        136        145              190
     92        80          119        138        146              192
     93        82.5        120        140        147              194
     94        85          121        142        148              196
     95        87.5        122        144        149              198
                                                 150 and above    200

  Award points will be rounded to the nearest whole number.





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III.     AWARD EXAMPLE

         A)  BUSINESS UNIT

                                                                  Percentage
  Points
                                     Objective      Results       Achievement     Wtg
 Achieved                            ---------      -------       -----------     ---
 --------

             Pre Tax Income          65,000,000    66,924,000     102.96          60%
61.78
             Return on Equity        15.10         16.21          107.35          40%
42.94
- - -----
             Total
104.72

             In the preceding example 104.72 award points results in an award equal to 110% of the Division Target Award.

             B)  CORPORATE PERFORMANCE

                                                                  Percentage
Points
                                     Objective      Results       Achievement     Wtg
Achieved                             ---------      -------       -----------     ---
- - --------
             Pre Tax Income          110,000,000    117,150,000   106.50          60%
63.90
             Return on Equity        19.5           20.6          105.64          40%
42.22
- - -----
             Total
106.16

             In the preceding example 106.16 award points results in an award equal to 112% of the Target Award.

         EXAMPLE
         -------
         Base Salary                $45,000

         Target Award (5%)            2,250


                           Target Award          Actual Award
                           ------------          ------------
         Rent A Car        1,350                 1,485 (110% of Target)

         Corporate           900                 1,008 (112% of Target)

           Total           2,250                 2,493





         All calculations for illustrative purposes only.





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